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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 13, 2004

                              WILLBROS GROUP, INC.
             (Exact name of registrant as specified in its charter)

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

Republic of Panama                             1-11953                                   98-0160660
 (State or other                           (Commission File                            (I.R.S. Employer
 jurisdiction of                               Number)                                Identification No.)
 incorporation)
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                               Plaza 2000 Building
                             50th Street, 8th Floor
                               Apartado 0816-01098
                            Panama, Republic of Panama
          (Address, including zip code, of principal executive offices)


       Registrant's telephone number, including area code (50-7) 213-0947


                                 Not Applicable
          (Former name or former address, if changed since last report)
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Item 5.     Other Events.

            On April 13, 2004, the Registrant issued a press release announcing that the initial purchasers of its 2.75% Convertible Senior Notes due 2024 have exercised their option to purchase an additional $10 million aggregate principal amount of such notes. The sale of such notes closed on April 13, 2004. As a result of such exercise, the total principal amount of the notes issued by the Company is $70 million. The press release was issued in accordance with Rule 135c promulgated under the Securities Act of 1933, as amended (the "Act").

            A copy of the press release dated April 13, 2004, is attached as an exhibit hereto and incorporated herein by reference.

            The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities referred to herein. Such securities have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws.

Item 7.     Financial Statements and Exhibits.

            (c) Exhibits.

                  99 Press release dated April 13, 2004, issued by the Registrant.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WILLBROS GROUP, INC.

Date:  April 14, 2004                  By: /s/ Warren L. Williams
                                           --------------------------------
                                           Warren L. Williams
                                           Senior Vice President, Chief
                                             Financial Officer and Treasurer

                                       2
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                                  Exhibit Index

Exhibit
Number                            Description
------                            -----------

  99          Press release dated April 13, 2004, issued by the Registrant.